Forum Energy Technologies Announces
First Quarter 2019 Results

•	Revenue of $272 million in 1Q19

•	Diluted EPS of $(0.07) and adjusted EPS of $(0.04) in 1Q19

•	Net loss of $8 million and adjusted EBITDA of $22 million in 1Q19

•	Cash flow from operations of $18 million and free cash flow of $14 million in 1Q19

HOUSTON, TEXAS, April 25, 2019 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2019 revenue of $272 million, a decrease of $1 million from the fourth quarter 2018. Net loss for the quarter was $8 million, or $0.07 per diluted share, compared to net loss of $384 million, or $3.52 per diluted share, for the fourth quarter 2018. Excluding $3 million, or $0.03 per share of special items, adjusted net loss was $0.04 per diluted share in the first quarter 2019 compared to adjusted net income of $0.08 per diluted share in the fourth quarter 2018. Adjusted EBITDA for the first quarter was $22 million, a 4% sequential improvement from $21 million in the fourth quarter 2018.
Special items in the first quarter 2019 included pre-tax charges of $5 million for restructuring and $2 million of foreign exchange losses, partially offset by a $5 million gain due to a reduction in contingent consideration. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
In the first quarter 2019, we changed our reporting segments in order to align with business activity drivers and the manner in which we review and evaluate operating performance. Forum now operates in the following three reporting segments: Drilling & Downhole, Completions and Production. This move better aligns with the key phases of the well cycle and provides improved operating efficiencies. Historically, we operated in three business segments: Drilling & Subsea, Completions, and Production & Infrastructure. We have moved the Downhole product line from Completions to Drilling & Subsea to form the new Drilling & Downhole segment. Completions retains the Stimulation & Intervention and Coiled Tubing product lines. Finally, we renamed Production & Infrastructure as the Production segment. These changes are reflected on a retrospective basis in accordance with generally accepted accounting principles. See the supplemental schedules for the historical quarterly results of the three new reporting segments for 2018.

Segment Results
Drilling & Downhole segment revenue was $86 million, a decrease of $3 million, or 3%, from the fourth quarter 2018, primarily due to a lower rig count in North America, partially offset by continued market penetration of our artificial lift products. New inbound orders in the first quarter were $82 million, an 8% decrease from the fourth quarter. Drilling & Downhole operations focus primarily on manufactured equipment and consumable products for global drilling, well construction, artificial lift and subsea construction and services markets.
Completions segment revenue was $95 million, an increase of $1 million, or 1% sequentially, primarily due to the delivery of an international offshore coiled line pipe project, partially offset by lower sales of hydraulic fracturing equipment for new fleets. New inbound orders in the first quarter were $80 million, a decrease of $26 million, or 24% from the fourth quarter 2018, due to lower orders for stimulation and intervention products. We are beginning to see a shift in customer spending in US land from capital equipment to short cycle consumable products to support the wear and tear on the active fleets. These orders are typically booked and shipped in the same quarter. The Completions segment designs and manufactures products for the completion, stimulation and intervention markets.
Production segment revenue was $92 million, a 1% increase from the fourth quarter 2018, on higher sales of upstream and midstream valves in North America. New inbound orders in the first quarter were $80 million, a 6% increase sequentially, due to improved orders for valves, partially offset by delayed orders of production equipment. The Production segment manufactures land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, “I am pleased to see the excellent efforts of our employees paying off with strong first quarter results and a good start to the year. Revenue in the first quarter was $272 million and our adjusted EBITDA was $22 million, an increase of 4% over the fourth quarter. Adjusted EBITDA and margin percentage improved in all three segments due to efficiency gains and good cost control.
“New orders in the first quarter were $242 million, resulting in a book to bill ratio of 89%. Although customer order activity began the year at a slow pace, it accelerated in the month of March and we have received several sizeable orders early in the second quarter. With continued high levels of drilling and completion activity in the US onshore market, but greater constraints on customer spending for new capital equipment, we are seeing a shift in demand from capital equipment to our consumable and replacement products that allow our customers to keep their active equipment working efficiently.
“Forum’s strategy to manage the business for success despite the market’s volatility and to generate free cash flow on a consistent and continuous basis is progressing well. In the first quarter, our free cash flow was $14 million, in line with our expectations. As evidenced by our inventory reductions in the last two quarters, our plans to turn excess inventory to cash are progressing well. We ended the quarter with approximately $224 million of total liquidity and we expect to use our free cash flow to reduce debt.”
Recent Events
In the second quarter, Forum received a significant order from a major operator in the Permian basin for production equipment to be delivered throughout the year.
Also in the second quarter, Forum received a large subsea capital equipment order for a defense contractor.
Forum received orders for three Perry XLX-C work-class remotely operated vehicle systems for oil and gas operations, two in the fourth quarter of 2018 and one in the first quarter of 2019.
Conference Call Information
Forum's conference call is scheduled for Friday, April 26, 2019 at 9:00 AM CDT. During the call, the Company intends to discuss first quarter 2019 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 8747933. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 8747933.
Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include a mix of frequently replaced consumable products and highly engineered capital products that are used in the drilling, well completion, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	March 31,		December 31,
(in millions, except per share information)	2019	2018	2018
Revenue	$271.8	$250.2	$272.9
Cost of sales	201.7	182.9	231.0
Gross profit	70.1	67.3	41.9
Operating expenses
Selling, general and administrative expenses	69.0	72.1	71.6
Transaction expenses	0.6	1.3	1.3
Goodwill and intangible asset impairment	—	—	349.0
Contingent consideration benefit	(4.6)	—	—
Loss (gain) on disposal of assets and other	—	(0.4)	1.1
Total operating expenses	65.0	73.0	423.0
Earnings (loss) from equity investment	(0.8)	(1.0)	0.1
Operating income (loss)	4.3	(6.7)	(381.0)
Other expense (income)
Interest expense	8.2	8.1	8.7
Foreign exchange losses (gains) and other, net	2.3	3.5	(2.6)
Gain on contribution of subsea rentals business	—	(33.5)	—
Total other (income) expense, net	10.5	(21.9)	6.1
Income (loss) before income taxes	(6.2)	15.2	(387.1)
Income tax expense (benefit)	1.7	(12.9)	(3.4)
Net loss (1)	$(7.9)	$28.1	$(383.7)

Weighted average shares outstanding
Basic	109.6	108.4	109.1
Diluted	109.6	110.9	109.1

Earnings (loss) per share
Basic	$(0.07)	$0.26	$(3.52)
Diluted	$(0.07)	$0.25	$(3.52)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$29.7	$47.2
Accounts receivable—trade, net	203.6	206.1
Inventories, net	471.6	479.0
Other current assets	37.9	33.7
Total current assets	742.8	766.0
Property and equipment, net of accumulated depreciation	173.2	177.4
Operating lease assets	55.4	—
Goodwill and other intangibles, net	821.0	828.7
Investment in unconsolidated subsidiary	45.1	45.0
Other long-term assets	12.7	12.6
Total assets	$1,850.2	$1,829.7
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.1	$1.2
Other current liabilities	233.6	235.7
Total current liabilities	233.7	236.9
Long-term debt, net of current portion	487.9	517.5
Other long-term liabilities	97.5	45.1
Total liabilities	819.1	799.5
Total equity	1,031.1	1,030.2
Total liabilities and equity	$1,850.2	$1,829.7

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Three Months Ended March 31,
(in millions of dollars)	2019	2018
Cash flows from operating activities
Net income (loss)	$(7.9)	$28.1
Depreciation and amortization	16.4	18.6
Other noncash items and changes in working capital	9.4	(66.0)
Net cash provided by (used in) operating activities	17.9	(19.3)

Cash flows from investing activities
Capital expenditures for property and equipment	(3.7)	(5.1)
Proceeds from sale of business, property and equipment	0.1	5.1
Net cash used in investing activities	(3.6)	—

Cash flows from financing activities
Repayment of debt, net of borrowings	(31.1)	(50.7)
Repurchases of stock	(0.9)	(2.0)
Net cash used in financing activities	(32.0)	(52.7)

Effect of exchange rate changes on cash	0.2	(0.9)
Net decrease in cash, cash equivalents and restricted cash	$(17.5)	$(72.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	March 31, 2019	March 31, 2018	December 31, 2018	March 31, 2019	March 31, 2018	December 31, 2018
Revenue
Drilling & Downhole	$85.9	$76.9	$88.6	$85.9	$76.9	$88.6
Completions	94.7	88.1	94.0	94.7	88.1	94.0
Production	92.0	86.4	91.1	92.0	86.4	91.1
Eliminations	(0.8)	(1.2)	(0.8)	(0.8)	(1.2)	(0.8)
Total revenue	$271.8	$250.2	$272.9	$271.8	$250.2	$272.9

Operating income (loss)
Drilling & Downhole (1)	$(2.5)	$(10.3)	$(10.9)	$0.3	$(8.4)	$(2.2)
Operating income margin %	(2.9)%	(13.4)%	(12.3)%	0.3%	(10.9)%	(2.5)%
Completions	6.9	9.0	(2.8)	7.6	12.1	7.0
Operating income margin %	7.3%	10.2%	(3.0)%	8.0%	13.7%	7.4%
Production	4.3	4.2	(7.1)	4.6	4.2	3.3
Operating income margin %	4.7%	4.9%	(7.8)%	5.0%	4.9%	3.6%
Corporate	(8.4)	(8.7)	(8.8)	(7.3)	(8.3)	(5.7)
Total segment operating income (loss)	0.3	(5.8)	(29.6)	5.2	(0.4)	2.4
Other items not in segment operating income (2)	4.0	(0.9)	(351.4)	0.1	0.6	(0.3)
Total operating income (loss)	$4.3	$(6.7)	$(381.0)	$5.3	$0.2	$2.1
Operating income margin %	1.6%	(2.7)%	(139.6)%	1.9%	0.1%	0.8%

EBITDA (3)
Drilling & Downhole	$1.9	$28.1	$(350.0)	$6.0	$(0.1)	$5.4
EBITDA Margin %	2.2%	36.5%	(395.0)%	7.0%	(0.1)%	6.1%
Completions	15.5	17.2	5.4	16.4	20.3	15.7
EBITDA Margin %	16.4%	19.5%	5.7%	17.3%	23.0%	16.7%
Production	6.4	7.0	(6.1)	6.6	7.2	5.4
EBITDA Margin %	7.0%	8.1%	(6.7)%	7.2%	8.3%	5.9%
Corporate	(5.4)	(10.4)	(9.1)	(7.3)	(8.3)	(5.6)
Total EBITDA	$18.4	$41.9	$(359.8)	$21.7	$19.1	$20.9
EBITDA Margin %	6.8%	16.7%	(131.8)%	8.0%	7.6%	7.7%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and goodwill and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2019	March 31, 2018	December 31, 2018
Orders
Drilling & Downhole	$82.0	$77.1	$89.0
Completions	80.3	87.1	106.2
Production	79.9	96.8	75.6
Total orders	$242.2	$261.0	$270.8

Revenue
Drilling & Downhole	$85.9	$76.9	$88.6
Completions	94.7	88.1	94.0
Production	92.0	86.4	91.1
Eliminations	(0.8)	(1.2)	(0.8)
Total revenue	$271.8	$250.2	$272.9

Book to bill ratio (1)
Drilling & Downhole	0.95	1.00	1.00
Completions	0.85	0.99	1.13
Production	0.87	1.12	0.83
Total book to bill ratio	0.89	1.04	0.99

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2019			March 31, 2018			December 31, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$4.3	$18.4	$(7.9)	$(6.7)	$41.9	$28.1	$(381.0)	$(359.8)	$(383.7)
% of revenue	1.6%	6.8%		(2.7)%	16.7%		(139.6)%	(131.8)%
Restructuring charges and other	4.7	4.7	4.7	2.9	2.9	3.3	6.2	6.2	6.2
Transaction expenses	0.6	0.6	0.6	1.3	1.3	1.3	1.3	1.3	1.3
Inventory and other working capital adjustments	(0.1)	(0.1)	(0.1)	2.5	2.5	2.5	26.1	26.1	26.1
Goodwill and intangible asset impairment	—	—	—	—	—	—	349.0	349.0	349.0
Contingent consideration benefit	(4.6)	(4.6)	(4.6)	—	—	—	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	(33.5)	(33.5)	—	—	—
Amortization of basis difference for equity method investment (2)	0.4	0.4	0.4	0.2	0.2	0.2	0.5	0.5	0.5
Loss (gain) on foreign exchange, net (3)	—	2.3	2.3	—	3.8	3.8	—	(2.4)	(2.4)
Income tax expense (benefit) of adjustments	—	—	(0.1)	—	—	3.2	—	—	(38.6)
Impact of U.S. tax reform	—	—	—	—	—	(16.2)	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	—	—	—	50.0
As adjusted(1)	$5.3	$21.7	$(4.7)	$0.2	$19.1	$(7.3)	$2.1	$20.9	$8.4
% of revenue	1.9%	8.0%		0.1%	7.6%		0.8%	7.7%

Diluted shares outstanding as reported			109.6			110.9			109.1
Diluted shares outstanding as adjusted			109.6			108.4			109.7

Diluted EPS - as reported			$(0.07)			$0.25			$(3.52)
Diluted EPS - as adjusted			$(0.04)			$(0.07)			$0.08

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 2 - Adjusting Items
	Three months ended
(in millions of dollars)	March 31, 2019	March 31, 2018	December 31, 2018
EBITDA reconciliation (1)
Net income (loss)	$(7.9)	$28.1	$(383.7)
Interest expense	8.2	8.1	8.7
Depreciation and amortization	16.4	18.6	18.6
Income tax expense (benefit)	1.7	(12.9)	(3.4)
EBITDA	$18.4	$41.9	$(359.8)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 3 - Adjusting items
	Three months ended
(in millions of dollars)	March 31, 2019	March 31, 2018
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$17.9	$(19.3)
Capital expenditures for property and equipment	(3.7)	(5.1)
Proceeds from sale of property and equipment	0.1	5.1
Free cash flow, before acquisitions	$14.3	$(19.3)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	March 31, 2019		March 31, 2018		December 31, 2018
Revenue:	$	%	$	%	$	%
Drilling Technologies	$41.9	15.4%	$42.8	17.1%	$45.8	16.8%
Downhole Technologies	30.4	11.2%	24.5	9.8%	26.4	9.7%
Subsea Technologies	13.6	5.0%	9.6	3.8%	16.4	6.0%
Drilling & Downhole	85.9	31.6%	76.9	30.7%	88.6	32.5%

Stimulation and Intervention	51.4	18.9%	51.1	20.4%	62.3	22.8%
Coiled Tubing	43.3	15.9%	37.0	14.8%	31.7	11.6%
Completions	94.7	34.8%	88.1	35.2%	94.0	34.4%

Production Equipment	36.6	13.5%	31.5	12.6%	37.0	13.6%
Valve Solutions	55.4	20.4%	54.9	21.9%	54.1	19.8%
Production	92.0	33.9%	86.4	34.5%	91.1	33.4%
Eliminations	(0.8)	(0.3)%	(1.2)	(0.4)%	(0.8)	(0.3)%
Total Revenue	$271.8	100.0%	$250.2	100.0%	$272.9	100.0%

	Forum Energy Technologies, Inc.
	Supplemental schedule - 2018 segment information provided for segment change
	(Unaudited)

	As Reported				As Adjusted (4)
	Three months ended				Three months ended
(in millions of dollars)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenue
Drilling & Downhole	$88.6	$82.0	$86.5	76.9	$88.6	$82.0	$86.5	$76.9
Completions	94.0	91.0	100.0	88.1	94.0	91.0	100.0	88.1
Production	91.1	95.3	88.6	86.4	91.1	95.3	88.6	86.4
Eliminations	(0.8)	(1.3)	(1.1)	(1.2)	(0.8)	(1.3)	(1.1)	(1.2)
Total revenue	$272.9	$267.0	$274.0	$250.2	$272.9	$267.0	$274.0	$250.2

Operating income
Drilling & Downhole (1)	$(10.9)	$(4.7)	$(7.5)	$(10.3)	$(2.2)	$(0.1)	$(3.1)	$(8.4)
Operating income margin %	(12.3)%	(5.7)%	(8.7)%	(13.4)%	(2.5)%	(0.1)%	(3.6)%	(10.9)%
Completions	(2.8)	11.6	14.2	9.0	7.0	11.9	14.8	12.1
Operating income margin %	(3.0)%	12.7%	14.2%	10.2%	7.4%	13.1%	14.8%	13.7%
Production	(7.1)	5.3	3.7	4.2	3.3	5.4	3.9	4.2
Operating income margin %	(7.8)%	5.6%	4.2%	4.9%	3.6%	5.7%	4.4%	4.9%
Corporate	(8.8)	(8.8)	(8.9)	(8.7)	(5.7)	(6.9)	(8.7)	(8.3)
Total Segment operating income (loss)	(29.6)	3.4	1.5	(5.8)	2.4	10.3	6.9	(0.4)
Other items not in segment operating income(2)	(351.4)	(1.0)	(13.2)	(0.9)	(0.3)	—	1.7	0.6
Total operating income (loss)	$(381.0)	$2.4	$(11.7)	$(6.7)	$2.1	$10.3	$8.6	$0.2
Operating income margin %	(139.6)%	0.9%	(4.3)%	(2.7)%	0.8%	3.9%	3.1%	0.1%

EBITDA (3)
Drilling & Downhole	$(350.0)	$4.2	$(7.5)	$28.1	$5.4	$7.8	$6.3	$(0.1)
EBITDA Margin %	(395.0)%	5.1%	(8.7)%	36.5%	6.1%	9.5%	7.3%	(0.1)%
Completions	5.4	20.1	22.7	17.2	15.7	20.5	23.2	20.3
EBITDA Margin %	5.7%	22.1%	22.7%	19.5%	16.7%	22.5%	23.2%	23.0%
Production	(6.1)	7.2	5.9	7.0	5.4	7.6	6.4	7.2
EBITDA Margin %	(6.7)%	7.6%	6.7%	8.1%	5.9%	8.0%	7.2%	8.3%
Corporate	(9.1)	(9.2)	(8.3)	(10.4)	(5.6)	(6.8)	(8.6)	(8.3)
Total EBITDA	$(359.8)	$22.3	$12.8	$41.9	$20.9	$29.1	$27.3	$19.1
EBITDA Margin %	(131.8)%	8.4%	4.7%	16.7%	7.7%	10.9%	10.0%	7.6%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and goodwill and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to "Supplemental Schedule - Adjusting items" for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Supplemental Schedule - 2018 Adjusting items provided for segment change
	Three months ended
	December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(381.0)	$(359.8)	$(383.7)	$2.4	$22.3	$(3.1)	$(11.7)	$12.8	$(15.3)	$(6.7)	$41.9	$28.1
% of revenue	(139.6)%	(131.8)%		0.9%	8.4%		(4.3)%	4.7%		(2.7)%	16.7%
Restructuring charges and other	6.2	6.2	6.2	7.3	7.3	7.3	1.4	1.4	1.4	2.9	2.9	3.3
Transaction expenses	1.3	1.3	1.3	0.8	0.8	0.8	0.1	0.1	0.1	1.3	1.3	1.3
Inventory and other working capital reserve	26.1	26.1	26.1	(0.7)	(0.7)	(0.7)	3.6	3.6	3.6	2.5	2.5	2.5
Goodwill and intangible asset impairment	349.0	349.0	349.0	—	—	—	14.5	14.5	14.5	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	—	—	—	—	—	—	(33.5)	(33.5)
Amortization of basis difference for equity method investment (2)	0.5	0.5	0.5	0.5	0.5	0.5	0.7	0.7	0.7	0.2	0.2	0.2
Loss (gain) on foreign exchange, net (3)	—	(2.4)	(2.4)	—	(1.1)	(1.1)	—	(5.8)	(5.8)	—	3.8	3.8
Income tax expense (benefit) of adjustments	—	—	(38.6)	—	—	(1.2)	—	—	(1.1)	—	—	3.2
Impact of U.S. tax reform	—	—	—	—	—	0.3	—	—	0.3	—	—	(16.2)
Valuation allowance on deferred tax assets	—	—	50.0	—	—	—	—	—	—	—	—	—
As adjusted (1)	$2.1	$20.9	$8.4	$10.3	$29.1	$2.8	$8.6	$27.3	$(1.6)	$0.2	$19.1	$(7.3)
% of revenue	0.8%	7.7%		3.9%	10.9%		3.1%	10.0%		0.1%	7.6%

Diluted shares outstanding as reported			109.1			108.9			108.7			110.9
Diluted shares outstanding as adjusted			109.7			110.8			108.7			108.4

Diluted EPS -as reported			$(3.52)			$(0.03)			$(0.14)			$0.25
Diluted EPS - as adjusted			$0.08			$0.03			$(0.01)			$(0.07)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.